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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 13, 2004

C-CHIP TECHNOLOGIES CORP.
 (Exact name of registrant as specified in its charter)

NEVADA	000-33199	88-0467848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
 (Address of principal executive offices and Zip Code)

(514) 337-2447
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

C-Chip Technologies Corporation is please to report its results for the fiscal year ended June 30, 2004. After extensive product development and significant capital invested in R&D, and an acquisition of a security services business in February, we reported our first commercial sales totaling slightly over $1 million for the year. For the 12-month period ended June 30, 2004, net loss per share was $0.14 compared to $0.02 in 2003. As of June 30, 2004, our working capital stood at over $1.5 million, which compared to a working capital deficit of almost $820,000 in the prior year.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit	Description

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of October, 2004.

C-CHIP TECHNOLOGIES CORP.

BY:	/s/ Stephane Solis
Stephane Solis
President and Principal Executive Officer